UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
August 29, 2017

TIAA REAL ESTATE ACCOUNT
(Exact Name of Registrant as Specified in its Charter)

New York	Not Applicable
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

33-92990, 333-216849

(Commission File Number)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206

(Address of principal executive offices) (Zip Code)
(Registrant’s Telephone Number, Including Area Code): (212) 490-9000
N/A
(Former name or former address, if changed since last report)

Item 8.01    Other Events.

Effective August 29, 2017, Randy Giraldo, Managing Director and Head of Real Estate Portfolio Management at TH Real Estate, has been appointed portfolio manager for the TIAA Real Estate Account (the “Account”). TH Real Estate is the real estate investment management division of Nuveen, the global asset management business of Teachers Insurance and Annuity Association of America (“TIAA”). Mr. Giraldo, age 41, has over 20 years of real estate investment experience. Since joining TIAA in 2008, Mr. Giraldo has held positions in real estate acquisitions and portfolio management, including positions that directly supported the portfolio management team for the Account from 2012 to 2014. Since 2016, Mr. Giraldo has served as head of portfolio management for the TH Real Estate division. Mr. Giraldo holds undergraduate degrees in liberal arts and civil engineering from Fairfield University and Stevens Institute of Technology, respectively. He also holds a Master of Science in construction management from Stevens Institute of Technology and a Master of Business Administration from Columbia University Business School.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

	By:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

DATE: August 29, 2017		By:	/s/ F. Scott Thomas

F. Scott Thomas, Esq.
Director and Associate General Counsel